As filed with the U.S. Securities and Exchange Commission on July 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Julong Holding Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 2009, Building A, Times Fortune World

No.1 Hangfeng Road, Fengtai District

Beijing, China 100070

+86-10-5809-0779

(Address and telephone number of Registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address and telephone number of agent for service)

Copies to:

Yang Ge, Esq.

DLA Piper UK LLP

20th Floor, South Tower, Kerry Center

No. 1 Guanghua Road, Chaoyang District

Beijing, China 100020

Tel: +86-10-8520-0616

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) wider the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)	Dated July 24, 2026

Julong Holding Limited

US$200,000,000

Class A Ordinary Shares

Preferred Shares

Warrants

Debt Securities

Subscription Rights

Units

We may from time to time offer, issue and sell up to US$200,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, par value US$0.0001 per share (the “Class A ordinary shares”, each a “Class A ordinary share”), preferred shares, warrants to purchase Class A ordinary shares, debt securities, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our Class A ordinary shares, preferred shares, warrants, debt securities, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is US$64,898,713.60 based on the closing price of US$44.80 per share on June 5, 2026 and 1,448,632 Class A ordinary shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A ordinary shares are listed on the Nasdaq Capital Market, or NASDAQ, under the symbol “JLHL.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. See “Our Company — Implications of Being an Emerging Growth Company” in this prospectus.

Julong Holding Limited, or the Parent, is not a Chinese operating company, but a Cayman Islands holding company with operations conducted primarily through its operating subsidiaries in the mainland China, or the PRC subsidiaries. Investors purchasing our Class A ordinary shares in this offering are purchasing equity securities of our Cayman Islands holding company and are not purchasing and may never hold equity securities of our PRC operating subsidiaries. This structure involves unique risks to investors in our Class A ordinary shares. For example, as a holding company, our PRC subsidiaries are subject to regulations on loans to, and direct investment in, PRC entities by offshore holding companies. In addition, Chinese regulatory authorities may implement changes to the existing laws and regulations in the future that may disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A ordinary shares, including that it could cause the value of our Class A ordinary shares to significantly decline or become worthless. While we do not operate in an industry that is currently subject to foreign ownership limitations in China, PRC regulatory authorities could decide to limit foreign ownership in our industry in the future, in which case there could be a risk that we would be unable to do business in China as we are currently structured. In such event, despite our efforts to reorganize to comply with the then applicable PRC laws and regulations in order to continue our operations in China, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control, and the value of our Class A ordinary shares which you invest in may significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in China — The PRC government’s significant oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our Class A ordinary shares” and “Risk Factors — Risks Relating to Doing Business in China — Uncertainties exist with respect to how the PRC Foreign Investment Law may impact the viability of our current corporate structure and operations.” We face various legal and operational risks and uncertainties associated with being based in and having the majority of our operations in the PRC and the complex and evolving PRC laws and regulations, which could result in a material adverse change in our operations and the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For example, we face risks associated with the fact that the PRC government has significant authority in regulating our operations, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on data security, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a United States exchange.

As a holding company, we may rely on dividends from our subsidiaries for our cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to us, however, may be restricted by the debt they incur on their own behalf and/or laws and regulations applicable to them. Unless otherwise indicated or the context otherwise requires, “we,” “us,” “our company,” and “our” refer to Julong Holding Limited, our Cayman Islands holding company and its subsidiaries, which include those in the mainland China and Hong Kong. Currently, there are no restrictions of transferring funds between our Cayman Islands holding company and subsidiaries in the British Virgin Islands and Hong Kong. However, as the PRC government imposes control over currency conversion, it may impose certain limitations on our ability to transfer cash between our holding company, subsidiaries, and investors, primarily reflected in the following aspects: (i) we might be restricted from providing capital or loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries, (ii) our PRC subsidiaries may be restricted from paying dividends to us, and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividends distribution to investors. See “Risk Factors — Risks Relating to Doing Business in China — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us” and “Risk Factors — Risks Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our subsequent offerings to make loans or additional capital contributions to our PRC subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” If needed, the Parent may transfer cash to Jiangshan Holding Limited (“Jiangshan BVI”) and Liyun Holding Limited (“Liyun BVI,” together with Jiangshan BVI, the “BVI subsidiaries”), its wholly-owned subsidiaries in the British Virgin Islands, through equity investments, and the BVI subsidiaries may transfer cash to their respective wholly-owned subsidiary in Hong Kong, namely Hong Kong Changfeng Holding Limited (“HK Changfeng”) and Hong Kong Qinan Holding Limited (“HK Qinan,” together with HK Changfeng, the “Hong Kong subsidiaries”) through equity investments. The Hong Kong subsidiaries, in turn, may transfer cash to their respective subsidiary or investee company in the PRC, namely Beijing Junxinyuan Technology Development Co., Ltd. (“Beijing Junxinyuan”) and Julong Online (Beijing) Technology Development Co., Ltd. (“Julong Online”), through equity investments. Similarly, Beijing Junxinyuan and Julong Online may transfer cash to their subsidiaries in the PRC through equity investments. Cash can also be transferred within our organization through intercompany loans. To the extent that cash is transferred from the Hong Kong subsidiaries to our PRC subsidiaries through equity investment, a registration with the local administration for market regulation, submission of investment information with the commerce administrative authority through the enterprise registration system and the enterprise credit information disclosure system, and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE, may be required. To the extent that cash is transferred from the Hong Kong subsidiaries to the PRC subsidiaries through intercompany loans, a foreign loan registration with the SAFE or its local bureau may be required, and any medium and long-term foreign debt is subject to an examination and registration of the National Development and Reform Commission and a submission of the information on borrowing of foreign debts to the examination and registration authorities. See “Risk Factors — Risks Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our subsequent offerings to make loans or additional capital contributions to our PRC subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business” for further details. In addition, to the extent cash or assets in our business is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in, or the impositions of restrictions and limitations on the ability of our holding company, or our subsidiaries by the PRC governments to transfer cash or assets. If our subsidiaries in the PRC realize accumulated after-tax profits, they may, upon satisfaction of relevant statutory conditions and procedures, pay dividends or distribute earnings to the Hong Kong subsidiaries. The Hong Kong subsidiaries may transfer cash to the BVI subsidiaries through dividends or other distributions, and similarly, the BVI subsidiaries may transfer cash to the Parent through dividends or other distributions. We have established stringent controls and procedures for cash flows within our organization. Each transfer of cash among our Cayman Islands holding company and our subsidiaries is subject to internal approval. Our finance department manages and supervises the transfers of funds among the Parent and its subsidiaries with the guidance from Julong Holding Fund Management Policy, an internal policy adopted by the Parent. Under this policy, the Parent is allowed to establish bilateral cash pooling programs between itself, on one hand, and its subsidiaries, on the other hand, to satisfy cash requirements in the form of equity investments and/or entrusted intercompany loans. The finance department closely monitors and manages the cash transfers through our organization by preparing monthly reports and annual budget plans. Each transfer of cash between the Parent and a subsidiary is also subject to internal report and approval process by reference to such policy. As of the date of this prospectus, (i) except that in January 2024, Julong Online transferred RMB59.1 million to Beijing Junxinyuan through an intercompany loan; and in January 2024, Beijing Junxinyuan transferred RMB59.1 million to Julong Online’s former parent company, Beijing Huiju Tianxia Investment Co. Ltd., which is controlled by our founding shareholder, to acquire Julong Online, no transfers of cash through equity investments and intercompany loans had been made across our organization, (ii) no assets other than cash had been transferred between the Parent and a subsidiary, (iii) none of the subsidiaries had made any dividend payment or distribution to the Parent or to any investors, and (iv) no transfers, dividends, or distributions had been made between the Parent and any investors. We have no plans to declare cash dividends in the near term, but as a holding company, we may depend on receipt of funds from one or more of our subsidiaries if we determine to pay cash dividends to holders of our Class A ordinary shares in the future. We do not have a regular dividend policy, and our board of directors has discretion as to whether to declare dividends, subject to certain requirements of Cayman Islands law. As of the date of this prospectus, our Cayman Islands holding company has not declared or paid any dividends or distributions on equity to its shareholders. See “Prospectus Summary — Cash Flows through Our Organization” and “Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our subsidiaries, including our PRC subsidiaries, to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business”.

We are also a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, (i) our officers and directors are exempt from the short-swing profit recovery provisions of Section 16 of the Exchange Act, and (ii) our principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. See “Our Company — Implications of Being a Foreign Private Issuer” in this prospectus.

On December 16, 2021, the Public Company Accounting Oversight Board, or the PCAOB, issued a report notifying the U.S. Securities Exchange Commission, or the SEC, of its determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, or the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC will prohibit our Class A ordinary shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. The delisting of our Class A ordinary shares, or the threat of them being delisted, may materially and adversely affect the value of your investment. These risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. Our audit firm, FORTUNE CPA, INC, an independent registered public accounting firm headquartered in California that issues the audit report included elsewhere in this prospectus, is a public accounting firm registered with the PCAOB and will be subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. FORTUNE CPA, INC was inspected by the PCAOB in May of 2026. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, among other jurisdictions, and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our Class A ordinary shares may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely our auditors. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our most recent annual report on Form 20-F, incorporated herein by reference.

Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 15, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we may, from time to time, sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis. This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not, and any underwriter or agent will not, make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective cover, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

In addition, this prospectus and any accompanying prospectus supplement do not contain all the information set forth in the registration statement, including exhibits, that we have filed with the SEC on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

In this prospectus, unless otherwise indicated or the context otherwise requires,

●	“CAC” refers to the Cyberspace Administration of China;

●	“CAGR” refers to compound average growth rate;

●	“China” or the “PRC,” in each case, refers to the People’s Republic of China, including, Hong Kong, Macau and Taiwan. The term “Chinese” has a correlative meaning for the purpose of this prospectus. The only instances in which Hong Kong, Macau and Taiwan are not included in the definition of “China” or “PRC” is when we reference specific laws and regulations that have been adopted by the People’s Republic of China, other legal and tax matters related to the People’s Republic of China and the correlative opinions of our counsel as to PRC law;

●	“CSRC” refers to the China Securities Regulatory Commission;

●	“Class A ordinary shares” refers to the Class A ordinary shares of Julong Holding Limited of a par value of US$0.0001 each;

●	“Class B ordinary shares” refers to our Class B ordinary shares of Julong Holding Limited of a par value of US$0.0001 each;

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●	“EIT” refers to enterprise income tax;

●	“Hong Kong” refers to Hong Kong Special Administrative Region in the PRC;

●	“PRC government” or “State” refers to the central government of the PRC, including all political subdivisions (including provincial, municipal and other regional or local government entities) and its organs or, as the context requires, any of them;

●	“R&D” refers to research and development;

●	“RMB” and “Renminbi” refer to the legal currency of mainland China;

●	“SEC” refers to the Securities and Exchange Commission;

●	“US$” and “U.S. dollars” refer to the legal currency of the United States;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

●	“we,” “us,” “our company,” “the Company”, “the Group” or “our” refers to Julong Holding Limited, a Cayman Islands exempted company with limited liability, and its subsidiaries.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional shares.

Our reporting currency is RMB. This prospectus contains translations from RMB to U.S. dollars solely for the convenience of the reader. Unless otherwise stated, the translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus were made at an exchange rate of RMB7.119 to US$1.0000 on September 30, 2025, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Any information referenced this way is considered part of this prospectus, and any information that we file after the date of this prospectus with the SEC will automatically update and supersede this information.

We incorporate by reference into this prospectus the following documents:

●	Our annual report on Form 20-F for the year ended September 30, 2025, filed with the SEC on February 13, 2026 (File No. 001-42683);

●	Our current report on Form 6-K furnished to the SEC on June 16, 2026.

●	The description of our Class A ordinary shares contained in our registration statement on Form 8-A (File No. 001-42683), initially filed with the SEC on June 4, 2025, and any amendment or report filed for the purpose of updating such description;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of this offering of securities, that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Julong Holding Limited

Room 2009, Building A, Times Fortune World

No.1 Hangfeng Road, Fengtai District

Beijing, China 100070

+86-10-5809-0779

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that represent our beliefs, projections and predictions about future events. Our forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “should,” “could,” “would,” “predict,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions, although not all forward-looking statement contain these words. Forward-looking statements include, but are not limited to, statements relating to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the expected growth of the intelligent integrated solutions industry in China;

●	our expectations regarding demand for and market acceptance of our services and solutions;

●	our expectations regarding our bases of customers;

●	our plans to invest in our services and solutions;

●	competition in our industry;

●	developments in government policies and regulations relating to our industry;

●	assumptions underlying or related to any of the foregoing; and

●	all other risks and uncertainties described in “Item 3. Key Information — D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our most recent annual report on Form 20-F, incorporated herein by reference.

We would like to caution you not to place undue reliance on forward-looking statements and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. Those risks are not exhaustive. We operate in an emerging and evolving environment. New risk factors emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law. You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

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OUR COMPANY

Overview

We are a growth-oriented professional provider of intelligent integrated solutions to public utilities, commercial properties, and multifamily residential properties operating at scale in China. The intelligent integrated solutions that we offer typically include intelligent security systems, fire protection systems, parking systems, toll collection systems, broadcasting systems, identification systems, data room systems, emergency command systems and city management systems.

Since our inception in 1997, we have focused on the successful and on-time execution of complex projects, through our “deliveries before deadline” and “customers first” initiatives. We initially focused primarily on providing products and services to individual customers, such as sole proprietorships, property owners and residents, until May 2012 when our founder, chairman and chief executive officer, Mr. Jiaqi Hu, led our strategic transition to become a provider of intelligent integrated solutions, mainly serving public utilities, commercial properties, multifamily residential properties and other institutional customers and focusing on complex and large-scale intelligent integrated engineering projects. As we cross-sell our service and solution offerings and further advance our purpose-built technologies, we have become well-prepared to achieve economies of scale and capture future opportunities.

We have successfully provided intelligent integrated services and solutions to numerous landmark infrastructure projects in private and public sectors in China, such as (i) the design, procurement, installation, integration and maintenance of the security system, access control system and parking system of an international airport in Beijing, (ii) the installation, integration and maintenance of the parking system and visitor management system of a prestigious public university in Beijing, and (iii) the operation and maintenance of the intelligent integrated systems of over 460 branches of a renowned commercial bank in Southwest China. We primarily obtain contracts either through direct invitation for quotation from customers, or through a competitive tendering process of the project employers or their main contractors.

Our business lines include (i) engineering solutions of intelligent projects; (ii) operation and maintenance of intelligent projects; and (iii) sales of equipment and materials of intelligent systems. Our intelligent integrated solutions enable an array of service scenarios to be digitized, visualized and simplified, enabling easier management by and bringing long-term benefits for our customers. We develop and deliver one-stop high-quality services and solutions that cater to the needs of each customer and enhance customer experience with stringent quality assurance policies. We have highly experienced management and technical teams, and we maintain long-term and stable relationships with several technical and installation teams that share our core corporate values.

In the fiscal years ended September 30, 2023, 2024 and 2025, our revenues amounted to RMB119,084 thousand, RMB173,651 thousand and RMB252,008 thousand (US$35,399 thousand), respectively. Approximately 88.6%, 10.3% and 1.1%, 93.0%, 5.9% and 1.1%, and 95.3%, 3.6% and 1.1% of our revenues for the fiscal years ended September 30, 2023, 2024 and 2025 were attributable to engineering solutions of intelligent projects, operation and maintenance of intelligent projects, and sales of equipment and materials of intelligent systems, respectively.

Our Corporate History and Structure

Julong Online (Beijing) Technology Development Co., Ltd. (formerly known as Meijiang Online (Beijing) Technology Development Co., Ltd.), or Julong Online, was established in June 1997 as a limited liability company incorporated under the laws of the PRC. Julong Online initially focused primarily on providing products and services to individual customers, such as individual proprietorships, property owners and residents, until May 2012 when our founder, chairman and chief executive officer, Mr. Jiaqi Hu, led our strategic transition to become a growth-oriented professional provider of intelligent integrated solutions, mainly serving public utilities, enterprises, commercial, multifamily properties and other institutional customers and focusing on complex and large-scale intelligent integrated engineering projects.

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To facilitate our offshore financing, we initiated a reorganization since July 2023. In August 2023, Julong Holding Limited, or the Parent, was incorporated as our ultimate offshore holding company in the Cayman Islands. In August 2023, through the Parent, we established Jiangshan Holding Limited, or Jiangshan BVI, a wholly-owned subsidiary in the British Virgin Islands. In September 2023, through Jiangshan BVI, we established Hong Kong Changfeng Holding Limited, or HK Changfeng, a wholly-owned subsidiary in Hong Kong. In November 2023, through HK Changfeng, we established Beijing Junxinyuan Technology Development Co., Ltd., or Beijing Junxinyuan, a wholly-owned subsidiary in the PRC. In December 2023, Hong Kong Qinan Holding Limited, or HK Qinan, a limited liability company incorporated in the Hong Kong and wholly owned by Liyun Holding Limited, or Liyun BVI, a limited liability company incorporated in the British Virgin Islands, acquired 1.0% of the equity interests in Julong Online. Later in the same month, as part of our reorganization, Beijing Huiju Tianxia Investment Co. Ltd., the shareholder then holding 99.0% of the equity interests in Julong Online, transferred all such equity interests to Beijing Junxinyuan. In February 2024, the Parent acquired 100% of the equity interests in Liyun BVI.

In June 2025, we completed our initial public offering and listed our Class A ordinary shares on the Nasdaq Capital Market under the symbol “JLHL.” We raised approximately US$5.8 million of gross proceeds from this initial public offering, including from the full exercise of the underwriter’s over-allotment option.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Datongyi Holding Limited (BVI)
99.3149%
Wushi Holding Limited (BVI)
0.0001%
Julong Holding Limited (Cayman Islands)
100%
Jiangshan Holding Limited (BVI)
100%
Liyun Holding Limited (BVI)
100%
Hong Kong Changfeng Holding Limited (Hong Kong)
100%
Hong Kong Qinan Holding Limited (Hong Kong)
Outside PRC
Inside PRC
100%
Beijing Junxinyuan Technology Development Co., Ltd.
99%
1%
Julong Online (Beijing) Technology Development Co., Ltd.

Note:

(1)	The English names of our PRC subsidiaries are directly translated from Chinese and may be different from their names shown on their respective records filed with relevant PRC authorities.
(2)	Mr. Jiaqi Hu, our founder, chairman and chief executive officer, owns 96.0% of the equity interests in Datongyi Holding Limited.

Our Corporate Information

Our principal executive office is located at Room 2009, Building A, Times Fortune World, No.1 Hangfeng Road, Fengtai District, Beijing, China 100070, and our telephone number is +86-10-5809-0779. Our corporate website is ir.julongzx.com. Information appearing on our website is not incorporated by reference into this prospectus or any applicable prospectus supplement.

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The SEC maintains a website at www.sec.gov, which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. Additional information about us is included in the documents incorporated by reference in this prospectus, including our most recent annual report on Form 20-F filed with the SEC. See “Incorporation of Certain Documents by Reference” in this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our Class A ordinary shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The delisting of our Class A ordinary shares, or the threat of them being delisted, may materially and adversely affect the value of your investment. These risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. Our audit firm, FORTUNE CPA, INC an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is a public accounting firm registered with the PCAOB and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. FORTUNE CPA, INC was inspected by the PCAOB in May of 2026. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, among other jurisdictions, and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our Class A ordinary shares may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely our auditors. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our most recent annual report on Form 20-F, incorporated herein by reference.

Summary of Risks Affecting Our Company

An investment in our securities involves significant risks. Before making an investment decision, you should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, the risk factors contained in our most recent annual report on Form 20-F, as well as any updates to those risk factors in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein.

Any of these risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our securities could decline, and you may lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

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Below is a summary of certain material risks we face, organized under relevant headings. For detailed discussions, see “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our most recent annual report on Form 20-F, incorporated herein by reference.

Risks Related to Our Business and Industry

Risks and uncertainties relating to our business and industry include, but are not limited to, the following:

●	A significant slowdown or decline in economic conditions in mainland China could adversely impact our results of operations.

●	If we are unable to accurately estimate the overall risks, revenues or costs on our projects, we may incur contract losses or achieve profits that are below anticipation.

●	Our backlog is subject to unexpected adjustments and cancellations, and we may not be able to fully realize the revenue value reported in our backlog.

●	The timing of new contracts could result in volatility in our cash flow and profitability.

●	We may not be able to sustain the growth of our business or manage the expansion of our operations.

●	We operate in a highly competitive industry and may not be able to compete effectively.

●	Our reliance on certain major customers for a large portion of our revenues may materially affect our business, financial performance, financial position and prospects.

●	Our continued success requires us to hire, train and retain qualified personnel in a competitive industry.

●	We may pursue business opportunities that diverge from our current business model, which may cause our business to suffer.

●	Our projects could be hindered due to our dependence on third parties to complete many of our contracts.

●	The intelligent integrated solutions industry is schedule driven, and our failure to meet the schedule requirements in our contracts could adversely affect our reputation and/or expose us to financial liability.

●	Our business depends, to a large extent, on our reputation for quality, reliability, timely delivery and safety in the intelligent integrated solutions market.

●	We are susceptible to operational risks that could affect our business, financial condition and results of operation.

●	A significant portion of our business of engineering solutions of intelligent projects depends on our ability to provide quality guarantee deposits.

●	Deterioration in our safety record could adversely affect our business, financial condition and results of operation.

●	Our operations are subject to special hazards that may cause personal injury or property damage, subjecting us to liabilities and possible losses which may not be covered by insurance.

●	We may experience delays and/or defaults in customer payments and may not be able to recover on claims against customers for payment.

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●	Force majeure events, such as weather conditions, natural disasters, health epidemics and pandemics or other contagious outbreaks and terrorist attacks, could negatively impact our business, which may affect our financial condition, results of operations or cash flows.

●	Failure to comply with, or changes in, laws or regulations could have a material adverse effect on our business, financial condition and results of operation.

Risks Related to Doing Business in China

Risks and uncertainties relating to doing our business in China include, but are not limited to, the following:

●	The PRC government’s significant oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our Class A ordinary shares.

●	The PRC government exerts substantial influence over the conduct of our business operations. It may influence or intervene in our operations at any time as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our Class A ordinary shares.

●	Uncertainties exist with respect to how the PRC Foreign Investment Law may impact the viability of our current corporate structure and operations.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial condition, results of operations, and the value of our securities.

●	Under the PRC laws, the approval of and the filing with the CSRC and/or other PRC government authorities may be required in connection with listing on the Nasdaq Stock Market as well as any of our future offering and listing in an overseas market, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

●	Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could significantly limit or completely hinder our ability in capital raising activities and materially and adversely affect our business and the value of your investment.

●	Our Class A ordinary shares may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely our auditors. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

●	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business, results of operations, financial condition and prospects.

●	Changes and developments in the PRC legal system and the interpretation and enforcement of PRC laws, rules and regulations may subject us to uncertainties.

●	We may rely on dividends and other distributions on equity paid by our subsidiaries, including our PRC subsidiaries, to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

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Risks Related to Our Class A Ordinary Shares

In addition to the risks described above, we are subject to the following risks relating to our Class A ordinary shares, including, but not limited to, the following:

●	We may not be able to maintain a listing of our Class A ordinary shares on the Nasdaq Stock Market.

●	An active trading market for our Class A ordinary shares may not develop and the trading price for our Class A ordinary shares may fluctuate significantly.

●	The trading price of our Class A ordinary shares could be subject to rapid and substantial volatility, which could result in substantial losses to investors.

●	We are an emerging growth company within the meaning of the Securities Act of 1933 and may take advantage of certain reduced reporting requirements. We cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Class A ordinary shares less attractive to investors.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

●	Our founder, Mr. Jiaqi Hu, has considerable influence over us and our corporate matters.

●	We are a “controlled company” within the meaning of the Nasdaq Stock Market listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the Class A ordinary shares for return on your investment.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices for corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance listing standards.

●	Our amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares.

Permissions Required from the PRC Authorities for Our Operations and Overseas Securities Offerings

Our operations in China are primarily conducted through our PRC subsidiaries. Our operations in China are governed by PRC laws and regulations. We are required to obtain certain licenses, permits and approvals from relevant governmental authorities in China in order to operate our business. As advised by our counsel as to PRC law, Beijing Dacheng Law Offices, LLP, as of the date of this prospectus, (i) we had obtained all licenses, permits and registrations from the PRC government authorities that are requisite for our business operations in China, including the Business License, the Qualification Certificates of Construction Enterprises, the Engineering Design Qualification Certificate, and the Production Safety Permit, and (ii) we had never been denied for any of such permissions or approvals. As of the date of this prospectus, we conducted our business operations only in the PRC, and our Hong Kong subsidiaries, did not have any substantive business operations. The laws and regulations currently effective in Hong Kong have no impact on our business or our ability to our future offering. Were we ever to have substantive operations in Hong Kong that fall within the scope of the relevant laws and regulations, we would have to ensure compliance with such laws and regulations, and any violation thereof could result in a material adverse impact on our business, financial condition, and results of operations.

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Given the changes of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, and the promulgation of new laws and regulations and amendment to the existing ones, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations in the future. We cannot assure you that we will be able to obtain, in a timely manner or at all, or maintain such licenses, permits or approvals, and we may also inadvertently conclude that such permissions or approvals are not required.

If we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change such that we or our subsidiaries are required to obtain such permissions or approvals in the future, it may have a material adverse impact on our ability to perform our obligations under any contracts we may have with customers. In addition, we and our PRC subsidiaries may be prohibited from engaging in relevant business and may be subject to investigations by competent regulators, fines or penalties, sanctions or injunctions like orders to suspend our relevant operations and rectify any non-compliance, or even criminal responsibility if it causes a major accident or other serious consequences. In such circumstances, our capability to undertake relevant work may be directly impacted. These risks could result in a material adverse change in our operations, our financial conditions and prospects, and the value of our securities, and may significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities we offer to significantly decline in value or become worthless. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business and Industry — There is no assurance that we can maintain the qualifications, licenses, and registrations for the operation of our business” in our most recent annual report on Form 20-F, incorporated herein by reference.

On December 28, 2021, the CAC and other twelve PRC regulatory authorities jointly revised and promulgated the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”), which became effective on February 15, 2022. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations Related to Cybersecurity, Data Security and Personal Information Protection” in our most recent annual report on 20-F, incorporated herein by reference. According to the Cybersecurity Review Measures, an internet platform operator who possesses personal information of more than one million users shall apply for a cybersecurity review before listing in a foreign country, and the relevant governmental authorities may initiate a cybersecurity review if they consider that the relevant network products or services or data processing activities affect or may affect national security. As advised by our counsel as to PRC law, Beijing Dacheng Law Offices, LLP, we are not required to declare to the CAC for cybersecurity review as of the date of this prospectus, as we have not received any notification from relevant government departments that we have been identified as critical information infrastructure operators, we do not possess personal information of more than one million users, and our business does not involve the collection of data that affects or may affect national security. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in China could change rapidly in the future. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could significantly limit or completely hinder our ability in capital raising activities and materially and adversely affect our business and the value of your investment” in our most recent annual report on Form 20-F, incorporated herein by reference.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures and the related guidelines, which became effective on March 31, 2023. The Trial Measures, which reformed the existing regulatory regime for overseas offering and listing of securities by PRC domestic companies and both direct and indirect overseas offering and listing of securities by PRC domestic companies, imposes a filing-based regulatory regime. According to the Trial Measures, if an issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuers shall be deemed as indirect overseas offering and listing, and filings with the CSRC pursuant to the Trial Measures’ requirements shall be submitted within three working days following its submission of application for an initial public offering or listing: (i) more than 50% of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited combined and consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in China, or its main places of business are located in China, or the senior managers in charge of its business operation and majority of the issuer’s management are Chinese citizens or domiciled in China.

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As advised by our PRC legal adviser, Beijing Dacheng Law Offices, LLP, under the applicable laws of PRC, we are required to file with the CSRC for the follow-on offering within three business days from our completion of the offering. We may also be required to file with or report to the CSRC in connection with any of our future offering and listing in an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. If we fail to complete such procedures for this offering as well as any future offshore offering or listing in an overseas market, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on us, restrictions on or delays to our financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Under the PRC laws, the approval of and the filing with the CSRC and/or other PRC government authorities may be required in connection with listing on the Nasdaq Stock Market as well as any of our future offering and listing in an overseas market, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our most recent annual report on Form 20-F, incorporated herein by reference.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer Status

We are a foreign private issuer under the Exchange Act and are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the rules under the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Implication of Being a Controlled Company

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies. As of the date of this prospectus, Mr. Jiaqi Hu, our founder, chairman and chief executive officer, owns more than 50% of the voting power represented by our issued and outstanding ordinary shares. As a result, we will be a “controlled company” as defined under the corporate governance rules of the Nasdaq Stock Market. For so long as we are a “controlled company” under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including the rule that a majority of our board of directors must be independent directors. We do not currently plan to utilize the exemptions available for controlled companies after we complete this offering. If we cease to be a foreign private issuer or if we cannot rely on the home country governance practice exemptions for any reason, we may decide to invoke the exemptions available for a controlled company as long as we remain a controlled company. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Class A Ordinary Shares — We are a “controlled company” within the meaning of the Nasdaq Stock Market listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies” in our most recent annual report on Form 20-F, incorporated herein by reference.

Cash Flows through Our Organization

Julong Holding Limited, our holding company, or the Parent, may transfer cash to Jiangshan Holding Limited (“Jiangshan BVI”) and Liyun Holding Limited (“Liyun BVI,” together with Jiangshan BVI, the “BVI subsidiaries”), its wholly-owned subsidiaries in the British Virgin Islands, through equity investments, and the BVI subsidiaries may transfer cash to their respective wholly-owned subsidiary in Hong Kong, namely Hong Kong Changfeng Holding Limited (“HK Changfeng”) and Hong Kong Qinan Holding Limited (“HK Qinan,” together with HK Changfeng, the “Hong Kong subsidiaries”) through equity investments. The Hong Kong subsidiaries, in turn, may transfer cash to their respective subsidiary or investee company in the PRC, namely Beijing Junxinyuan Technology Development Co., Ltd. (“Beijing Junxinyuan”) and Julong Online (Beijing) Technology Development Co., Ltd. (“Julong Online”), through equity investments. Similarly, Beijing Junxinyuan and Julong Online may transfer cash to their subsidiaries in the PRC through equity investments. Cash can also be transferred within our organization through intercompany loans.

As of the date of this prospectus, (i) except that in January 2024, Julong Online transferred RMB59.1 million to Beijing Junxinyuan through an intercompany loan; and in January 2024, Beijing Junxinyuan transferred RMB59.1 million to Julong Online’s former parent company, Beijing Huiju Tianxia Investment Co. Ltd., which is controlled by our founding shareholder, to acquire Julong Online, no transfers of cash through equity investments and intercompany loans had been made across our organization, (ii) no assets other than cash had been transferred between the Parent and a subsidiary, (iii) none of the subsidiaries had made any dividend payment or distribution to the Parent or to any investors, and (iv) no transfers, dividends, or distributions had been made between the Parent and any investors. See “Item 18. Financial Statements — Combined and Consolidated Statements of Cash Flows for the Fiscal Years Ended September 30, 2023, 2024 and 2025” in our most recent annual report on Form 20-F, incorporated herein by reference.

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We have established stringent controls and procedures for cash flows within our organization. Each transfer of cash among our Cayman Islands holding company and our subsidiaries is subject to internal approval. Our finance department manages and supervises the transfers of funds among the Parent and its subsidiaries with the guidance from Julong Holding Fund Management Policy, an internal policy adopted by the Parent. Under this policy, the Parent is allowed to establish bilateral cash pooling programs between itself, on one hand, and its subsidiaries, on the other hand, to satisfy cash requirements in the form of equity investments and/or entrusted intercompany loans. The finance department closely monitors and manages the cash transfers through our organization by preparing monthly reports and annual budget plans. Each transfer of cash between the Parent and a subsidiary is also subject to internal report and approval process by reference to such policy.

Currently, there are no restrictions of transferring funds between our Cayman Islands holding company and subsidiaries in the British Virgin Islands and Hong Kong; however, currency exchange control measures imposed by the PRC government may restrict the ability of our subsidiaries in the PRC to transfer their cash to our Cayman Islands holding company and other subsidiaries incorporated outside the PRC. Under the PRC laws and regulations, we are subject to restrictions on foreign exchange and cross-border cash transfers, including to the Parent and U.S. investors. Our ability to distribute earnings to the Parent and U.S. investors is also limited. As the PRC government imposes control over currency conversion pursuant to PRC regulations, it may impose certain limitations on our ability to transfer cash between our company, our subsidiaries, and our investors. primarily reflected in the following aspects: (i) we might be restricted from providing capital or loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries, (ii) our PRC subsidiaries may be restricted from paying dividends to us, and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividends distribution to investors. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us” and “Item 3. Key Information — D. Risk Factors —  Risks Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our subsequent offerings to make loans or additional capital contributions to our PRC subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our most recent annual report on Form 20-F, incorporated herein by reference. To the extent cash or assets in our business is in the PRC or Hong Kong or a PRC or Hong Kong entity, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in, or the impositions of restrictions and limitations on the ability of our holding company, or our subsidiaries by the PRC government to transfer cash or assets.

In addition, our PRC subsidiaries are only permitted to pay dividends only out of their retained earnings. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Dividend Distribution” in our most recent annual report on Form 20-F, incorporated herein by reference.

We intend to retain all of our available funds and any future earnings and cash proceeds from overseas financing activities, to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future.

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RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement and any related free writing prospectus applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I — Item 3. Key Information — D. Risk Factors” of our most recent annual report on Form 20-F and reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks Relating to This Offering

You will experience dilution as a result of our securities offerings.

If you invest in our securities, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share immediately after this offering. The prices at which we sell our securities in this offering will vary and these variations may be significant. If the offering price per share in this offering exceeds the net tangible book value per share outstanding prior to this offering, investors will incur immediate and substantial dilution.

In addition, we may in the future offer additional Class A ordinary shares or other securities convertible into or exchangeable for our Class A ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class A ordinary shares, or securities convertible or exchangeable into Class A ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds.”

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended from time to time and the Companies Act, and the common law of the Cayman Islands.

The share capital of the Company consists of ordinary shares. As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 shares of par value of US$0.0001 each, comprising of (i) 250,000,000 Class A ordinary shares of par value of US$0.0001 each, and (ii) 250,000,000 Class B ordinary shares of par value of US$0.0001 each. As of the date of this prospectus, 21,448,632 ordinary shares were issued and outstanding, including (i) 11,448,632 Class A ordinary shares and (ii) 10,000,000 Class B ordinary shares, par value $0.0001 each. The following are summaries of material provisions of our amended and restated memorandum and articles of association as currently in effect and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

Objects of Our Company. Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

General. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act and our amended and restated memorandum and articles of association.

Conversion. Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B ordinary share delivering a written notice to our company that such holder elects to convert a specified number of Class B ordinary shares into Class A ordinary shares. In no event shall Class A ordinary shares be convertible into Class B ordinary shares. Any conversion of Class B ordinary shares into Class A ordinary shares pursuant to our amended and restated memorandum and articles of association shall be effected by means of the re-designation and re-classification of each relevant Class B ordinary share as a Class A ordinary share.

Voting Rights. Holders of our Class A ordinary shares and our Class B ordinary shares shall at all times, vote together as one class on all resolutions submitted to a vote by our shareholders at any general meeting of our company. Each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company, and each Class B ordinary share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of our company. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company, shall be a quorum for all purposes. Our company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The chairman or the directors (acting by a resolution of the board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting. At least seven (7) calendar days’ notice shall be given for any general meeting.

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An ordinary resolution to be passed by the shareholders requires the affirmative votes of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting, while a special resolution requires the affirmative votes of no less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given. A special resolution is required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Transfer of Shares. Subject to the restrictions of our amended and restated memorandum and articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in writing and in the usual or common form or in a form prescribed by the Nasdaq Stock Market or such other form as approved by our directors in their absolute discretion.

Our directors may, in their absolute discretion, decline to register any transfer of any share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and (e) a fee of such maximum sum as the Nasdaq Stock Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged with our company, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on ten (10) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our directors may, in their absolute discretion, from time to time determine, provided always that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) calendar days in any calendar year.

Liquidation. If our company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise.

Calls on Shares and Forfeiture of Shares. Subject to the terms of the allotment, our board of directors may from time to time make calls upon shareholders in respect of any moneys unpaid on their shares, and each shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to us at the time or times so specified the amount called on such shares. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the provisions of the Companies Act, we may issue shares that are to be redeemed or are liable to be redeemed at our option or at the option of the holders, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company is able to, immediately following the date on which the payment is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

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Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (save for our amended and restated memorandum and articles of association, register of mortgages and charges and special resolutions of our shareholders).

Changes in Capital. We may by ordinary resolution:

●	increase our share capital by new shares of such amount as we think expedient;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	subdivide our shares, or any of them into shares of an amount smaller than that fixed by our memorandum of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Subject to the Companies Act and our amended and restated memorandum and articles of association, we may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares.

Our amended and restated memorandum and articles of association also authorizes our board of directors may issue from time to time, out of the authorized share capital of our company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, the directors may by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)	whether the preferred shares of such series shall be subject to redemption by our company, and, if so, the times, prices and other conditions of such redemption;

(e)	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the shareholders upon the liquidation of our company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

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(f)	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations, and restrictions thereof.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to determine the terms and rights of such preferred shares without approval of our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exclusive Forum. Our amended and restated memorandum and articles of association provide that, unless our company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts of New York County, New York) shall be the exclusive forum within the U.S. for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the U.S., regardless of whether such legal suit, action, or proceeding also involves parties other than us. However, the enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings in the U.S., and it is possible that a court could find this type of provision to be inapplicable, unenforceable, or inconsistent with other documents that are relevant to the filing of such lawsuits. If a court were to find the choice of forum provision contained in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. If upheld, the forum selection clause in our amended and restated memorandum and articles of association may limit a security-holder’s ability to bring a claim against us, our directors and officers, and potentially others in his or her preferred judicial forum, and this limitation may discourage such lawsuits.

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Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members. Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members with the addition of, in the case of a company having a capital divided into shares, a statement of the shares held by each member, and the statement shall (i) distinguish each share by its number (so long as the share has a number); (ii) confirm the amount paid, or agreed to be considered as paid on the shares of each member; (iii) confirm the number and category of shares held by each member; and (iv) confirm whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. We will perform the procedure necessary to immediately update the register of members to record and give effect to any issuance of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

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DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

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Our board of directors may cause the Company to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Class A ordinary shares. Warrants may be offered independently or together with Class A ordinary shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

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●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of Class A ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A ordinary shares, holders of the warrants will not have any of the rights of holders of Class A ordinary shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A ordinary shares purchasable upon exercise, if any.

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DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our Class A ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

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Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Class A ordinary shares or other securities offered hereby. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

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PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

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If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our most current annual report on Form 20-F, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Substantially all of our operations are conducted through our PRC subsidiaries in China, and substantially all of our assets are located in China. All of our directors and executive officers reside in mainland China and are PRC nationals. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us under the securities laws of the United States.

We have been advised by Appleby, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters. There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers, predicated upon the securities laws of the United States or any state in the United States. We have been advised by Appleby that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our company on the basis of documents in a U.S. court will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, such proceedings would be expected to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice. Because the courts of the Cayman Islands have yet to rule on whether such judgments obtained from the United States courts under the civil liability provisions of the securities laws are penal or punitive in nature, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

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Beijing Dacheng Law Offices, LLP, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Beijing Dacheng Law Offices, LLP has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

There is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be so enforced in Hong Kong if (i) it was obtained by fraud; (ii) the proceedings in which the judgment was obtained were opposed to natural justice; (iii) its enforcement or recognition would be contrary to the public policy of Hong Kong; (iv) the court of the United States was not jurisdictionally competent; or (v) the judgment was in conflict with a prior Hong Kong judgment.

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EXPENSES RELATING TO THIS OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

US$
SEC Registration Fee		$27,620.00
Printing and Engraving Expenses		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*
Total	$	*

* These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

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LEGAL MATTERS

We are being represented by DLA Piper UK LLP with respect to certain legal matters as to United States federal securities and New York State law. The issuance of securities offered by this prospectus and certain legal matters relating to the offering as to Cayman Islands law will be passed upon for us by Appleby. Certain legal matters as to PRC law will be passed upon for us by Beijing Dacheng Law Offices, LLP. DLA Piper UK LLP may rely upon Appleby with respect to matters governed by Cayman Islands law, and Beijing Dacheng Law Offices, LLP with respect to matters governed by PRC law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended September 30, 2025 have been so incorporated in reliance on the report of FORTUNE CPA, INC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of FORTUNE CPA, INC is 12361 Lewis St Ste 202 Garden Grove, CA 92840.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, (i) we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, (ii) our officers and directors are exempt from the short-swing profit recovery provisions of Section 16 of the Exchange Act, and (iii) our principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our current effective memorandum and articles of association provide that each officer or director of our Company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Under the form of indemnification agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS

See Exhibit Index beginning on page II-4 of this registration statement.

ITEM 10. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description of document
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Form F-1 filed on June 6, 2025 (File No. 333-286214))
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the Form F-1 filed on April 22, 2025 (File No. 333-286214))
4.2*	Certificate of Designation for Preferred Shares
4.3*	Specimen Warrant Certificate
4.4*	Form of Warrant Agreement
4.5*	Form of Debt Security
4.6*	Form of Subscription Rights Agreement (including subscription rights certificate)
4.7*	Specimen Unit Certificate
5.1**	Opinion of Appleby regarding the validity of the securities being registered and certain Cayman Islands legal matters
5.2**	Opinion of Beijing Dacheng Law Offices, LLP regarding certain PRC law matters
8.1**	Opinion of Appleby regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion of Beijing Dacheng Law Offices, LLP regarding certain PRC tax matters (included in Exhibit 5.2)
23.1**	Consent of FORTUNE CPA, INC
23.2**	Consent of Appleby (included in Exhibit 5.1)
23.3**	Consent of Beijing Dacheng Law Offices, LLP
24.1**	Power of Attorney (included in signature page to the initial filing of this registration statement)
107**	Filing Fee Table

* To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

** Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on July 24, 2026.

Julong Holding Limited

By:	/s/ Jiaqi Hu
Name:	Jiaqi Hu
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Jiaqi Hu as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jiaqi Hu	Chief Executive Officer, Chairman of the Board of Directors	July 24, 2026
Name: Jiaqi Hu	(principal executive officer)

/s/ Airu Chen	Chief Financial Officer	July 24, 2026
Name: Airu Chen	(principal financial and accounting officer)

/s/ Jinying Wang	Director	July 24, 2026
Name: Jinying Wang

/s/ Yuling Bai	Independent Director	July 24, 2026
Name: Yuling Bai

/s/ Zhaobo Liu	Independent Director	July 24, 2026
Name: Zhaobo Liu

/s/ Shengshan Sun	Independent Director	July 24, 2026
Name: Shengshan Sun

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Julong Holding Limited has signed this registration statement or amendment thereto in the City of New York, New York on July 24, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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